Exhibit 99.1

Pall Corporation Reports Third Quarter Results
PORT WASHINGTON, N.Y., May 29, 2014 -- Pall Corporation (NYSE:PLL) today reported financial results for the third quarter ended April 30, 2014.

▪	Sales increased 6%; up 7% in local currency

▪	Orders grew 10%; up 10% in local currency

▪	Diluted EPS of $0.80 up 23%; pro forma diluted EPS of $0.81 up 9%

•	Maintaining full year pro forma EPS range of $3.35 to $3.45

Third Quarter and Nine Months Continuing Operations Sales and Earnings Overview
Third quarter sales were $682.4 million compared to $641.2 million last year, an increase of over 6% compared to last year. Sales in local currency (“LC”) were up about 7%. Diluted EPS were $0.80 in the quarter, compared to $0.65 last year. Pro forma diluted EPS(1) were $0.81, a 9% increase compared to $0.74 a year earlier, including a negative impact of approximately $0.01 from foreign currency translation.
Sales in the nine months were $1.99 billion, an increase of 3% compared to last year. Sales in LC were up 4%. Diluted EPS were $2.17 in the nine months, compared to $2.13 last year. Pro forma diluted EPS(1) were $2.33, an 8% increase compared to $2.15 a year earlier, including a negative impact of approximately $0.07 from foreign currency translation.
Larry Kingsley, Pall Chairman and CEO, said, “We performed well on the top line − up 7% excluding foreign exchange and including the impact of acquisitions. We also had our second consecutive quarter of double-digit orders growth.”
Life Sciences – Third Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	APR. 30, 2014	APR. 30, 2013	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$ 236	$ 208	13	12
Food & Beverage	46	43	6	8
Medical	56	54	5	3
Total Consumables	338	305	11	10
Systems	31	21	49	48
Total Life Sciences segment	$ 369	$ 326	13	12

Gross profit	$ 202	$ 188
% of sales	54.9	57.5
Segment profit	$ 88	$ 81
% of sales	24.0	24.9

BioPharmaceuticals: Consumables sales grew 12% compared to last year, on overall strength and the benefit of our recent acquisitions.

Food and Beverage: Consumables sales grew 8% compared to last year, on strength in the Americas and Asia.
Medical: Consumables sales grew 3% compared to last year, on the benefit of OEM sales from another recent acquisition, Medistad.
Systems: Sales grew 48% compared to last year, on timing of both BioPharmaceuticals and Food & Beverage projects.
Industrial – Third Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	APR. 30, 2014	APR. 30, 2013	% CHANGE	% CHANGE IN LC
Process Technologies	$ 137	$ 140	(2)	(0)
Aerospace	54	61	(12)	(13)
Microelectronics	75	65	15	18
Total Consumables	266	266	—	1
Systems	47	49	(3)	(2)
Total Industrial segment	$ 313	$ 315	(1)	1

Gross profit	$ 146	$ 146
% of sales	46.4	46.5
Segment profit	$ 49	$ 46
% of sales	15.7	14.6
Process Technologies: Consumables sales were flat compared to last year, on growth in Machinery & Equipment and Power Generation offset by decline in Fuels & Chemicals.
Aerospace: Consumables sales decreased 13% compared to last year, on difficult year-over-year comparisons from large aftermarket sales and helicopter program shipments in Q3 of last year that did not repeat.
Microelectronics: Consumables sales grew 18% compared to last year, on continued market strength as well as new business wins.
Systems: Sales decreased 2% compared to last year, primarily due to a decline in capital spend on Fuels & Chemicals projects.
Conclusion/Outlook
Kingsley concluded, “We remain firmly on track to deliver on our plan for the year of mid-single digit top line growth and pro forma EPS in the range of $3.35 to $3.45, which would represent growth of 10−13% over fiscal 2013.” (1)
Conference Call
On Thursday, May 29, 2014, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.
Forward-Looking Statements
The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the third quarter of fiscal year 2014 are preliminary until our Form 10-Q is filed with the Securities and Exchange Commission on or before June 9, 2014. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.
The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2013 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of disruptions in the supply of raw materials and key components from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations may expose the Company to liability or impair its ability to compete in international markets; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; the impact of a significant disruption in, or breach in security of, the Company’s information technology systems, or the failure to implement, manage or integrate new systems, software or technologies successfully; the Company’s ability to successfully complete or integrate acquisitions; the Company’s ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative, regulatory and political developments; the Company’s ability to comply with a broad array of regulatory requirements; the loss of one or more members of the Company’s senior management team and its ability to recruit and retain qualified management personnel; changes in the demand for the Company’s products and the maintenance of business relationships with key customers; changes in product mix and product pricing, particularly with respect to systems products and associated hardware and devices for the Company’s consumable filtration products; product defects and unanticipated use or inadequate disclosure with respect to the Company’s products; the Company’s ability to deliver its backlog on time; increases in manufacturing and operating costs and/or the Company’s ability to achieve the savings anticipated from its structural cost improvement initiatives; the impact of environmental, health and safety laws and regulations and violations; the Company’s ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in the Company’s effective tax rate; the Company’s ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in the Company’s debt facilities. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	APR. 30, 2014	JUL. 31, 2013

Assets:

Cash and cash equivalents	$ 870,874	$ 936,886
Accounts receivable	564,782	566,335
Inventories	428,648	381,047
Other current assets	163,044	165,761
Total current assets	2,027,348	2,050,029

Property, plant and equipment	799,197	774,948
Other assets	819,720	647,862
Total assets	$ 3,646,265	$ 3,472,839

Liabilities and Stockholders' Equity:

Short-term debt	$ 305,365	$ 170,387
Accounts payable, income taxes and other current liabilities	555,147	558,684
Total current liabilities	860,512	729,071

Long-term debt, net of current portion	463,666	467,319
Deferred taxes and other non-current liabilities	500,917	461,493
Total liabilities	1,825,095	1,657,883

Stockholders' equity	1,821,170	1,814,956
Total liabilities and stockholders' equity	$ 3,646,265	$ 3,472,839

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2014	APR. 30, 2013	APR. 30, 2014	APR. 30, 2013

Net sales	$ 682,445	$ 641,190	$ 1,989,193	$ 1,931,245
Cost of sales (a)	334,371	307,111	971,146	928,120
Gross profit	348,074	334,079	1,018,047	1,003,125
% of sales	51.0%	52.1%	51.2%	51.9%
Selling, general and administrative expenses	201,045	199,595	592,228	601,569
% of sales	29.5%	31.1%	29.8%	31.1%
Research and development	26,644	22,608	74,890	68,582
Operating profit	120,385	111,876	350,929	332,974
% of sales	17.6%	17.4%	17.6%	17.2%
Restructuring and other charges ("ROTC") (b)	11,542	12,824	29,910	21,497
Interest expense, net (d)	4,747	5,298	15,919	10,747
Earnings from continuing operations before income taxes	104,096	93,754	305,100	300,730
Provision for income taxes (c)	15,405	19,483	61,230	56,975
Net earnings from continuing operations	$ 88,691	$ 74,271	$ 243,870	$ 243,755
Earnings/(loss) from discontinued operations, net of income taxes	—	(1,206)	—	245,552
Net Earnings	$ 88,691	$ 73,065	$ 243,870	$ 489,307

Average shares outstanding:
Basic	110,183	111,964	110,946	112,979
Diluted	111,466	113,311	112,215	114,415

Earnings/(loss) per share:
From continuing operations:
Basic	$ 0.80	$ 0.66	$ 2.20	$ 2.16
Diluted	$ 0.80	$ 0.65	$ 2.17	$ 2.13

From discontinued operations:
Basic	—	$ (0.01)	—	$ 2.17
Diluted	—	$ (0.01)	—	$ 2.15

Total
Basic	$ 0.80	$ 0.65	$ 2.20	$ 4.33
Diluted	$ 0.80	$ 0.64	$ 2.17	$ 4.28

Pro forma diluted earnings per share:
From continuing operations	$ 0.81	$ 0.74	$ 2.33	$ 2.15

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2014	APR. 30, 2013	APR. 30, 2014	APR. 30, 2013

Pro forma earnings reconciliation from continuing operations
Net earnings from continuing operations as reported	$ 88,691	$ 74,271	$ 243,870	$ 243,755
Discrete items:
Cost of sales adjustment, after pro forma tax effect (a)	1,419	—	1,419	—
ROTC, after pro forma tax effect (b)	10,272	9,283	26,055	16,245
Tax adjustments (c)	(9,090)	—	(9,090)	(10,193)
Interest adjustments, after pro forma tax effect (d)	(1,138)	—	(1,138)	(4,268)
Total discrete items	1,463	9,283	17,246	1,784
Pro forma earnings from continuing operations	$ 90,154	$ 83,554	$ 261,116	$ 245,539

					FISCAL YEAR
	THIRD QUARTER ENDED		NINE MONTHS ENDED		2014 (ESTIMATE AT
	APR. 30, 2014	APR. 30, 2013	APR. 30, 2014	APR. 30, 2013	MIDPOINT)

Diluted earnings per share from continuing operations as reported	$ 0.80	$ 0.65	$ 2.17	$ 2.13	$ 3.24
Discrete items:
Cost of sales adjustment, after pro forma tax effect (a)	0.01	—	0.01	—	0.01
ROTC, after pro forma tax effect (b)	0.09	0.09	0.24	0.15	0.24
Tax adjustments (c)	(0.08)	—	(0.08)	(0.09)	(0.08)
Interest adjustments, after pro forma tax effect (d)	(0.01)	—	(0.01)	(0.04)	(0.01)
Total discrete items	0.01	0.09	0.16	0.02	0.16
Pro forma diluted earnings per share from continuing operations	$ 0.81	$ 0.74	$ 2.33	$ 2.15	$ 3.40

Pro forma earnings measures exclude the items described below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.

(a) Cost of sales in the quarter and nine months ended April 30, 2014 includes a purchase accounting adjustment of $2,165 ($1,419 after pro forma tax effect of $746) related to the step up of acquired inventory.

(b) ROTC in the quarter and nine months ended April 30, 2014 of $11,542 ($10,272 after pro forma tax effect of $1,270) and $29,910 ($26,055 after pro forma tax effect of $3,855), respectively primarily includes severance costs related to the Company's structural cost improvement initiative. The nine months ended April 30, 2014 also includes an increase to environmental reserves.

ROTC in the quarter and nine months ended April 30, 2013 of $12,824 ($9,283 after pro forma tax effect of $3,541) and $21,497 ($16,245 after pro forma tax effect of $5,252), respectively primarily includes severance costs related to the Company's structural cost improvement initiative, certain employment contract obligations and an increase to environmental reserves.

(c) Provision for income taxes in the quarter and nine months ended April 30, 2014 includes a net benefit of $9,090 related to the resolution of foreign tax audits, partly offset by additional tax costs related to the Blood divestiture.

Provision for income taxes in the nine months ended April 30, 2013 includes a net benefit of $10,193 related to the resolution of a U.S. tax audit partially offset by the tax cost of repatriation of foreign earnings.

(d) Interest expense, net, in the quarter and nine months ended April 30, 2014 includes the reversal of accrued interest of $1,478 ($1,138 after pro forma tax effect of $340) related to the resolution of foreign tax audits as described in (c) above.

Interest expense, net, in the nine months ended April 30, 2013 includes the reversal of accrued interest of $6,704 ($4,268 after pro forma tax effect of $2,436) related to the resolution of a U.S. tax audit as described in (c) above.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	NINE MONTHS ENDED
	APR. 30, 2014	APR. 30, 2013	(2)

Net cash provided by operating activities	$ 342,164	$ 206,890

Investing activities:

Acquisitions of businesses	(195,262)	—
Capital expenditures	(50,301)	(66,387)
Proceeds from sale of assets	5,618	537,284
Other	(2,665)	(676)
Net cash provided/(used) by investing activities	(242,610)	470,221

Financing activities:

Dividends paid	(88,596)	(80,197)
Notes payable and long-term borrowings/(repayments)	130,520	9,682
Purchase of treasury stock	(250,000)	(250,000)
Other	25,141	39,785
Net cash used by financing activities	(182,935)	(280,730)

Cash flow for period	(83,381)	396,381
Cash and cash equivalents at beginning of year	936,886	500,274
Effect of exchange rate changes on cash	17,369	7,312
Cash and cash equivalents at end of period	$ 870,874	$ 903,967

Free cash flow:
Net cash provided by operating activities	$ 342,164	$ 206,890
Less capital expenditures	50,301	66,387
Free cash flow	$ 291,863	$ 140,503

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2014	APR. 30, 2013	APR. 30, 2014	APR. 30, 2013

Life Sciences
Sales	$ 368,835	$ 326,097	$ 1,041,011	$ 955,230
Cost of sales	166,394	138,473	456,428	399,516
Gross profit	202,441	187,624	584,583	555,714
% of sales	54.9%	57.5%	56.2%	58.2%

Selling, general and administrative expenses	97,391	91,897	284,441	277,216
% of sales	26.4%	28.2%	27.3%	29.0%
Research and development	16,711	14,532	47,902	44,984
Segment profit	$ 88,339	$ 81,195	$ 252,240	$ 233,514
% of sales	24.0%	24.9%	24.2%	24.4%

Industrial
Sales	$ 313,610	$ 315,093	$ 948,182	$ 976,015
Cost of sales	167,977	168,638	514,718	528,604
Gross profit	145,633	146,455	433,464	447,411
% of sales	46.4%	46.5%	45.7%	45.8%

Selling, general and administrative expenses	86,350	92,526	259,753	277,090
% of sales	27.5%	29.4%	27.4%	28.4%
Research and development	9,933	8,076	26,988	23,598
Segment profit	$ 49,350	$ 45,853	$ 146,723	$ 146,723
% of sales	15.7%	14.6%	15.5%	15.0%

Consolidated:
Segment profit	$ 137,689	$ 127,048	$ 398,963	$ 380,237
Corporate services group	17,304	15,172	48,034	47,263
Operating profit	120,385	111,876	350,929	332,974
% of sales	17.6%	17.4%	17.6%	17.2%
ROTC	11,542	12,824	29,910	21,497
Interest expense, net	4,747	5,298	15,919	10,747
Earnings from continuing operations before income taxes	$ 104,096	$ 93,754	$ 305,100	$ 300,730

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
THIRD QUARTER ENDED	APR. 30, 2014	APR. 30, 2013	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$ 235,724	$ 208,219	13.2	$ 2,503	12.0
Food & Beverage	46,097	43,436	6.1	(975)	8.4
Medical	56,212	53,705	4.7	948	2.9
Total Consumables	338,033	305,360	10.7	2,476	9.9
Systems	30,802	20,737	48.5	105	48.0
Total Life Sciences	$ 368,835	$ 326,097	13.1	$ 2,581	12.3

By Region:
Americas	$ 108,612	$ 101,994	6.5	$ (2,831)	9.3
Europe	188,073	162,284	15.9	9,449	10.1
Asia	72,150	61,819	16.7	(4,037)	23.2
Total Life Sciences	$ 368,835	$ 326,097	13.1	$ 2,581	12.3

Industrial
By Product/Market:
Process Technologies	$ 137,348	$ 139,711	(1.7)	$ (1,872)	(0.4)
Aerospace	54,088	61,466	(12.0)	848	(13.4)
Microelectronics	74,403	64,492	15.4	(1,378)	17.5
Total Consumables	265,839	265,669	0.1	(2,402)	1.0
Systems	47,771	49,424	(3.3)	(779)	(1.8)
Total Industrial	$ 313,610	$ 315,093	(0.5)	$ (3,181)	0.5

By Region:
Americas	$ 107,087	$ 107,390	(0.3)	$ (2,020)	1.6
Europe	88,635	96,764	(8.4)	3,912	(12.4)
Asia	117,888	110,939	6.3	(5,073)	10.8
Total Industrial	$ 313,610	$ 315,093	(0.5)	$ (3,181)	0.5

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
NINE MONTHS ENDED	APR. 30, 2014	APR. 30, 2013	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$ 650,467	$ 597,117	8.9	$ 127	8.9
Food & Beverage	133,720	130,269	2.6	(2,558)	4.6
Medical	168,589	154,579	9.1	1,098	8.4
Total Consumables	952,776	881,965	8.0	(1,333)	8.2
Systems	88,235	73,265	20.4	(495)	21.1
Total Life Sciences	$ 1,041,011	$ 955,230	9.0	$ (1,828)	9.2

By Region:
Americas	$ 308,701	$ 303,810	1.6	$ (6,496)	3.7
Europe	536,828	465,309	15.4	20,710	10.9
Asia	195,482	186,111	5.0	(16,042)	13.7
Total Life Sciences	$ 1,041,011	$ 955,230	9.0	$ (1,828)	9.2

Industrial
By Product/Market:
Process Technologies	$ 402,090	$ 432,826	(7.1)	$ (6,771)	(5.5)
Aerospace	166,181	177,954	(6.6)	1,200	(7.3)
Microelectronics	222,795	202,938	9.8	(10,820)	15.1
Total Consumables	791,066	813,718	(2.8)	(16,391)	(0.8)
Systems	157,116	162,297	(3.2)	(3,216)	(1.2)
Total Industrial	$ 948,182	$ 976,015	(2.9)	$ (19,607)	(0.8)

By Region:
Americas	$ 315,505	$ 317,699	(0.7)	$ (4,191)	0.6
Europe	284,136	300,943	(5.6)	8,916	(8.5)
Asia	348,541	357,373	(2.5)	(24,332)	4.3
Total Industrial	$ 948,182	$ 976,015	(2.9)	$ (19,607)	(0.8)

Notes to Release:

(1)
Pro forma diluted EPS are defined as Reported diluted EPS on a continuing operations basis adjusted for “Discrete Items.” Discrete items are defined as Restructuring & Other Charges (ROTC) and other items that are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. A reconciliation of Reported to Pro forma amounts can be found in the Reconciliation of Pro forma Earnings table accompanying this release.

(2)	Cash flows in the nine months ended April 30, 2013 are inclusive of discontinued operations.
# # #
Contact:
Pall Corporation
R. Brent Jones
Senior Vice President Corporate Development & Treasurer
Telephone: 516-801-9871